Exhibit 10.9

EXECUTIVE INCENTIVE AWARD

RECOUPMENT POLICY

WHEREAS, section 304 of the Sarbanes-Oxley Act of 2002 already requires the Chief Executive Officer and the Chief Financial Officer of Deere to reimburse Deere for certain Incentive Compensation they receive and profits they realize on the sale of Deere securities during the 12-month period following the issuance by Deere of a financial report that, due to misconduct, is materially noncompliant with any financial reporting requirement under the federal securities laws;

WHEREAS, Incentive Compensation payments (“Incentive Compensation”) under this policy may include, without limitation, Short Term Incentive (STI) awards; Mid-Term Incentive Awards (MTI); Long Term Incentive awards, which include restricted stock units and stock options; and any portion of  pension payments that are calculated based on Incentive Compensation payments;

WHEREAS, for purposes of this policy, the term “Executive” means (i) an individual designated by the Board of Directors of Deere & Company (“Deere”) as an executive officer of Deere; and (ii) all other employees of Deere and its subsidiaries in compensation band IV as determined by Deere’s policies and procedures.  This policy shall also apply to any retired Executive who meets all of the requirements for recoupment of Incentive Compensation payments under this policy; and

WHEREAS, the Board Compensation Committee (“Committee”) believes it would be in the best interests of Deere to adopt a similar policy on recoupment of Incentive Compensation payments made to other Deere Executives;

RESOLVED, that, effective 1 November 2007 (“Effective Date”), if the Committee learns of any misconduct by an Executive that contributed to Deere’s restatement of all or a portion of Deere’s financial statements filed with the Securities and Exchange Commission (“SEC”), the Committee will take any and all actions the Committee deems necessary to remedy the misconduct and prevent its recurrence.

The Committee shall, to the extent permitted by applicable law, determine whether to require recoupment of any Incentive Compensation paid to an Executive where:

(a)   The following three conditions are met:

(1)                         the payment was predicated upon achieving certain financial results that were subsequently restated due to Deere’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws;

(2)                         the Committee determines the Executive engaged in misconduct that contributed to the need for the restatement;  and

(3)                              a lower payment would have been made to the Executive based upon the restated financial results; and/or

(b)   The following two conditions are met:

(1)                        the Committee determines the Executive engaged in misconduct that contributed to inaccurate operating metrics being used to calculate Incentive Compensation;

(2)                        a lower payment would have been made to the Executive had the correct operating metrics been properly applied to the calculation of Incentive Compensation.

If the Committee determines that recoupment action is appropriate, the Committee will, to the extent practicable and permitted by applicable law, seek to recover from the individual Executive all of the Incentive Compensation paid to the Executive or credited to the Executive’s deferred compensation account for the relevant period.  Such recovery may be made in any manner permitted by law, including, but not limited to, offsetting current incentive and non-incentive compensation.

In determining whether a claim for recoupment of Incentive Compensation from an Executive is appropriate, the Committee will take into account all relevant factors.

The Committee may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities.  The Committee’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, any remedies or sanctions imposed by such authorities or any other third party actions.

This policy applies to any restatements of Deere financial statements filed with the SEC that occur after the Effective Date that meet the requirements of the policy, including, without limitation, any restatements of any financial statements of a fiscal year prior to the Effective Date where the restatement occurs after the Effective Date.